EXHIBIT 99.1

FOR FURTHER INFORMATION PLEASE CONTACT:
Christopher J. Munyan
President and Chief Executive Officer
(215) 569-9900

FOR IMMEDIATE RELEASE:

June 1, 2010

CSS INDUSTRIES, INC. ANNOUNCES RESIGNATION OF PRESIDENT OF BOC DESIGN GROUP

CSS Industries, Inc. (NYSE: CSS) announced today that Scott M. Shea has resigned as President of the Company’s BOC Design Group (consisting of Berwick Offray LLC and Cleo Inc), and will leave the organization effective June 11, 2010. Effective immediately, Christopher J. Munyan, CSS’ President and Chief Executive Officer, will serve as interim President of BOC Design Group until a permanent replacement is appointed.

CSS is a consumer products company primarily engaged in the design and sale of seasonal and all occasion products, principally to mass market retailers. These products include gift wrap, gift bags, gift boxes, gift card holders, boxed greeting cards, gift tags, decorative tissue paper, decorations, classroom exchange Valentines, decorative ribbons and bows, floral accessories, Halloween masks, costumes, make-up and novelties, Easter egg dyes and novelties, craft and educational products, memory books, stationery, journals and notecards, infant and wedding photo albums, scrapbooks, and other gift items that commemorate life’s celebrations.